Exhibit 10.1

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of November 25, 2014, by and among Quotient Limited, a company organized under the laws of Jersey (the “Company”), and the investors listed on the Schedule of Subscribers attached hereto (individually, a “Subscriber” and collectively, the “Subscribers”).

WHEREAS:

A. The Company and each Subscriber is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. Each Subscriber wishes to subscribe for, and the Company wishes to issue, upon the terms and conditions stated in this Agreement, (i) that aggregate number of ordinary shares, of no par value per share in the capital of the Company (the “Ordinary Shares”), set forth opposite such Subscriber’s name in column (3) on the Schedule of Subscribers (which aggregate amount for all Subscribers under this Agreement and Other Subscription Agreements (as defined below) shall be 2,000,000 Ordinary Shares and shall collectively be referred to herein as the “New Ordinary Shares”), and (ii) a warrant to acquire up to that number of additional Ordinary Shares set forth opposite such Subscriber’s name in column (4) on the Schedule of Subscribers (the “Warrants”) (as exercised, collectively, the “Warrant Shares”). For purposes of this Agreement, “Other Subscription Agreements” means subscription agreements executed and delivered to the Company contemporaneously with this Agreement, which subscription agreements will be on substantially similar terms and conditions as this Agreement.

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights with respect to the New Ordinary Shares, and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. The New Ordinary Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Subscriber hereby agree as follows:

1. SUBSCRIPTION AND ISSUE OF NEW ORDINARY SHARES AND WARRANTS

(a) Issue of New Ordinary Shares and Warrants.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue to each Subscriber, and each Subscriber severally, but not jointly, shall subscribe for on the Closing Date (as defined below), the number of New Ordinary Shares as is set forth opposite such Subscriber’s name in column (3) on the Schedule of Subscribers, along with the Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Subscriber’s name in column (4) on the Schedule of Subscribers (the “Closing”).

(i) Closing. The date and time of the Closing (the “Closing Date”) shall be November 28, 2014, 12:00 p.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Subscriber) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Cooley LLP at 1114 Avenue of the Americas, New York, NY 10036.

(ii) Subscription Price. The aggregate subscription price for the New Ordinary Shares and the Warrants to be subscribed for by each such Subscriber at the Closing (the “Subscription Price”) shall be the amount set forth opposite each Subscriber’s name in column (5) of the Schedule of Subscribers. The subscription price for the New Ordinary Shares shall be $9.50 per share and the subscription price for the Warrants shall be $9.49 multiplied by the number of underlying Warrant Shares.

(b) Form of Payment. On the Closing Date, (i) each Subscriber shall pay its Subscription Price to the Company for the New Ordinary Shares and the Warrants to be issued and sold to such Subscriber at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Subscriber the New Ordinary Shares (allocated in the amounts as such Subscriber shall request) which such Subscriber is subscribing for hereunder, along with the Warrants (allocated in the amounts as such Subscriber shall request) which such Subscriber is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Subscriber or its designee.

2. SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES.

Each Subscriber represents, warrants and agrees with respect to only itself that:

(a) Organization and Good Standing. Such Subscriber is an “exempted company” duly incorporated or organized, validly existing and in good standing under the laws of the Cayman Islands.

(b) Authorization and Power. Such Subscriber has the requisite power and authority, corporate or otherwise, to enter into and perform the Transaction Documents (as defined below) to which such Subscriber is a party and to subscribe for the New Ordinary Shares and Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents to which such Subscriber is a party by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders or partners, as the case may be, is required.

(c) No Public Sale or Distribution. Such Subscriber is subscribing for the New Ordinary Shares and the Warrants, and upon exercise of the Warrants will acquire the Warrant

Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Subscriber does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents. Such Subscriber is subscribing for the Securities hereunder in the ordinary course of its business. Such Subscriber does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d) Accredited Investor Status. Such Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(e) Reliance on Exemptions. Such Subscriber understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to subscribe for the Securities.

(f) Information. Such Subscriber and its advisors, if any, have been furnished with, or had access to, all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Subscriber as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Such Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber or its advisors, if any, or its representatives shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties contained herein. Such Subscriber understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Subscriber has not relied on any information or advice furnished by or on behalf of the Agent (as defined below) in connection with the transactions contemplated hereby.

(g) No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) Transfer or Resale. Such Subscriber understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Subscriber shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Subscriber provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Subscriber effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(h).

(i) Legends. Such Subscriber understands that the certificates or other instruments representing the New Ordinary Shares and the Warrants and, until such time as the resale of the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the share certificates representing the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

(j) Validity; Enforcement. The Transaction Documents to which such Subscriber is a party have been duly and validly authorized, executed and delivered on behalf of such Subscriber and shall constitute the legal, valid and binding obligations of such Subscriber enforceable against such Subscriber in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k) No Conflicts. The execution, delivery and performance by such Subscriber of the Transaction Documents to which such Subscriber is a party and the consummation by such Subscriber of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Subscriber or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Subscriber is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Subscriber, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Subscriber to perform its obligations hereunder.

(l) Residency. Such Subscriber maintains an office in the jurisdiction specified below its address on the Schedule of Subscribers.

(m) No General Solicitation. Each Subscriber acknowledges that the Securities were not offered to such Subscriber by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Subscriber was invited by any of the foregoing means of communications.

(n) No Affiliates; Independent Investment. Such Subscriber is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its subsidiaries (as defined in Rule 144 of the 1933 Act) or (iii) a “beneficial owner” of more than 10% of Ordinary Shares

(as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). Except as may be disclosed in any filings with the SEC by the Subscribers under Section 13 and/or Section 16 of the 1934 Act, no Subscriber has agreed to act with any other Subscriber for the purpose of acquiring, holding, voting or disposing of the Securities subscribed for hereunder for purposes of Section 13(d) under the 1934 Act, and each Subscriber is acting independently with respect to its investment in the Securities.

(o) Brokers. Such Subscriber has no actual knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person or entity, other than the Agent, with respect to the transactions contemplated by this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Subscribers that:

(a) Defined Terms. Capitalized terms used in this Section 3 without definition have the meanings ascribed to them in Annex A hereto.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrants (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Ordinary Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors, its shareholders or, to the Company’s knowledge, any other Person. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as (i) such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) enforceability of the indemnification and contributions provisions set forth in the Transaction Documents may be limited by the federal or state securities laws of the United States or the public policy underlying such laws.

(c) Issuance of Securities. The New Ordinary Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof and the New Ordinary Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Ordinary Shares. As of the Closing, a number of Ordinary Shares shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of the maximum number of Ordinary Shares issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. Assuming the accuracy of and compliance with each of the representations, warranties and agreements of the Subscribers herein, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Ordinary Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants) will not (i) result in a violation of the certificate of incorporation (or certificate of incorporation on change of name) or the articles of association of the Company or the articles of association, charters or bylaws (as applicable) or other applicable organizational documents of any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) such as would not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the SEC, state securities administrators or the Principal Market or The NASDAQ Stock Market, LLC, subsequent to the Closing; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of and compliance with each of the relevant representations, warranties and agreements of the Subscribers herein). The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Ordinary Shares in the foreseeable future.

(f) Acknowledgment Regarding Subscriber’s Subscription of the Securities. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length subscriber with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Subscriber is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Subscriber or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber’s subscription of the Securities. The Company further represents to each Subscriber that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Subscriber or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company acknowledges that it has engaged Jefferies LLC as placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and, to the Company’s knowledge, any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and, to the Company’s knowledge, any Person acting on their behalf will take, directly or indirectly, any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the certificate of incorporation (or certificate of incorporation on change of name) or the articles of association of the Company or the laws of Jersey, Channel Islands or any other applicable jurisdiction which is or could become applicable to any Subscriber as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Subscriber’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Company.

(j) SEC Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Supplemental Disclosure Document (as defined below), as of its date and as of the date hereof, did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Subscribers which is not included in the SEC Documents, including, without limitation, disclosure contained in any supplemental disclosure document prepared by the Company and provided by the Company to be delivered to potential subscribers (“Supplemental Disclosure Document”) and information referred to in Section 2(f) of this Agreement or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(k) Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issue of the New Ordinary Shares and the Warrants to be subscribed for by each Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(l) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares, (ii) other than the Agent, sold, bid for, purchased, or paid any compensation for soliciting subscriptions of, the Securities, or (iii) other than the Agent, paid or agreed to pay to any person any compensation for soliciting another to subscribe for any other securities of the Company.

(m) Disclosure. The Company confirms that neither it nor, to the Company’s knowledge, any other Person acting on its behalf has provided any of the Subscribers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Subscribers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Subscribers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby furnished by the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No material event or circumstance has occurred or material information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(n) Acknowledgement Regarding Subscribers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Subscribers with applicable law, it is understood and acknowledged by the Company (i) that none of the Subscribers have been asked by the Company or its Subsidiaries to agree, nor has any Subscriber agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Subscriber, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Subscriber, and counter parties in “derivative” transactions to which any such Subscriber is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares, and (iv) that each Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, subject to compliance by the Subscribers with applicable law, (a) one or more Subscribers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (b) such hedging and/or trading activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

(o) Additional Representations and Warranties. In addition to the representations and warranties set out in this Agreement, the Company hereby makes the representations and warranties set forth in Annex A hereto, each of which is incorporated in its entirety as if set forth herein.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Subscriber upon request promptly after such filing. The Company, on or before the Closing Date, shall take such action as is necessary in order to obtain an exemption for or to qualify the Securities for subscription by the Subscribers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall upon request provide evidence of any such action so taken to the Subscribers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and issue of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date; provided, however, the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation or as a dealer in securities in any jurisdiction or to consent to general service of process in any jurisdiction.

(c) Reporting Status. From the date hereof until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the New Ordinary Shares and Warrant Shares or are able to sell all the New Ordinary Shares and Warrant Shares under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner of sale restrictions and none of the Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, including any extension period under Rule 12b-25 of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds. The Company will use the proceeds from the issue of the New Ordinary Shares and the Warrants for general corporate purposes, including to fund the development costs for MosaiQ™, and not for (A) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (B) redemption or repurchase of any of its or its Subsidiaries’ equity securities.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports in Form 10-K and Quarterly Reports on Form, 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act (other than amendments in respect of the Company’s Registration Statement on Form S-1 (Registration No. 333-194390), as amended), (ii) within one (1) Business Day after the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall as soon as reasonably practicable secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which Ordinary Shares are then listed (subject to official notice of issuance) and shall maintain, so long as any other Ordinary Shares shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Ordinary Shares’ authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall be responsible for the payment of (i) any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Subscriber) relating to or arising out of the transactions contemplated hereby, including, without limitation, any reasonable fees or commissions payable to the Agents, and (ii) the reasonable legal fees incurred by Subscriber in connection with the issue of the Securities to the Subscriber and such other fees and expenses as may specified in the Transaction Documents.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(h) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(h) of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor; provided that any and all costs to effect the pledge of the Securities are borne by the pledgor and/or pledgee and not the Company.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and promptly thereafter file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Subscriber shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Subscriber with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Subscriber. If a Subscriber has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from such Persons, it shall provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information, to the extent such information is both material and nonpublic. “Trading Day” means any day on which the Ordinary Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded; provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time). Neither the Company, its Subsidiaries nor any Subscriber shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Subscriber, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations. Without the prior written consent of any applicable Subscriber, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Subscriber in any filing, announcement, release or otherwise other than in connection with the Registration Statement, as contemplated pursuant to the Registration Rights Agreement, and other than in connection with the 8-K Filing, as contemplated pursuant to this Agreement, unless such disclosure is required by law, regulation or the Principal Market.

(j) Conduct of Business. During the Reporting Period, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(k) Corporate Existence. So long as any Subscriber beneficially owns any Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets where the surviving or successor entity in such transaction (if other than the Company) (i) assumes the Company’s obligations under the Warrants and the Registration Rights Agreement and (ii) is a publicly traded entity whose common equity is quoted on or listed for trading on a national securities exchange registered with the SEC under Section 6 of the 1934 Act.

(l) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of Ordinary Shares issuable upon exercise of the Warrants issued at the Closing (without taking into account any limitations on exercise of the Warrants set forth in the Warrants).

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Ordinary Shares or Warrants), a register for the Ordinary Shares and Warrants in which the Company shall record the name and address of the Person in whose name the Ordinary Shares or Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Subscriber or its legal representatives.

(b) Transfer Agent Matters. The Company represents and warrants that no instruction, other than stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent or any subsequent transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Subscriber effects a sale, assignment or transfer of the Securities in accordance with Section 2(h), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Subscriber to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or, to the extent available, pursuant to Rule 144, the transfer agent shall issue such Securities to the Subscriber, assignee or transferee, as the case may be, without any restrictive legend.

(c) Breach. The Company acknowledges that a breach by it of its obligations under this Section 5 will cause irreparable harm to a Subscriber. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Subscriber shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(d) Additional Relief. If the Company shall fail for any reason or for no reason to issue to a Subscriber holding New Ordinary Shares or Warrant Shares unlegended certificates within three (3) Business Days of (x) receipt of documents necessary for the removal of the legend set forth above in Section 2(i) or (y) the date of its obligation to deliver the Ordinary Shares as contemplated pursuant to clause (ii) below (the “Deadline Date”), then, in addition to all other remedies available to such Subscriber, if on or after the Trading Day immediately following such three Business Day period, such Subscriber purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Subscriber of Ordinary Shares that such Subscriber anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after such Subscriber’s request and in such Subscriber’s discretion, either (i) pay cash to such Subscriber in an amount equal to such Subscriber’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Ordinary Shares) shall terminate, or (ii) promptly honor its obligation to deliver to such Subscriber a certificate or certificates representing such Ordinary Shares and pay cash to such Subscriber in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Ordinary Shares, times (B) the Closing Bid Price on the Deadline Date. “Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group (formerly Pink Sheets LLC). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and such Subscriber, all such determinations to be appropriately adjusted for any share dividend, share split, share combination (consolidation) or other similar transaction during the applicable calculation period.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE.

The obligation of the Company hereunder to issue the New Ordinary Shares and the related Warrants to each Subscriber at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Subscriber with prior written notice thereof:

(i) Such Subscriber shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Subscriber shall have delivered to the Company the Subscription Price for the New Ordinary Shares and the related Warrants being purchased by such Subscriber, and each other subscriber party to the Other Subscription Agreements shall have delivered to the Company the subscription price for the New Ordinary Shares and the Warrants pursuant to such Other Subscription Agreements, in each case, at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of such Subscriber shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Subscriber at or prior to the Closing Date.

7. CONDITIONS TO EACH SUBSCRIBER’S OBLIGATION TO SUBSCRIBE.

The obligation of each Subscriber hereunder to subscribe for the New Ordinary Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Subscriber’s sole benefit and may be waived by such Subscriber at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Subscriber (i) each of the Transaction Documents and (ii) the New Ordinary Shares (in such amounts as such Subscriber shall request) and the related Warrants (in such amounts as such Subscriber shall request) being subscribed for by such Subscriber at the Closing pursuant to this Agreement.

(ii) Such Subscriber shall have received the opinion of Clifford Chance US LLP, counsel for the Company (“Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit B attached hereto.

(iii) Such Subscriber shall have received the opinion of Carey Olsen, counsel for the Company with respect to the laws of Jersey (“Jersey Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

(iv) The Company shall have delivered to such Subscriber a certificate (“Good Standing Certificate”) evidencing the incorporation and good standing of the Company and each of its operating Subsidiaries in such corporation’s state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date, or such other document in lieu of a Good Standing Certificate reasonably satisfactory to the Subscriber.

(v) The Ordinary Shares (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(vi) The Company shall have delivered to such Subscriber a certificate, executed by the Secretary of the Company and dated as of the Closing Date, in a form reasonably acceptable to such Subscriber, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors, and (ii) the Articles of Association of the Company each as in effect at the Closing.

(vii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Subscriber.

(viii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the New Ordinary Shares and the Warrants.

(ix) The Company shall have delivered to such Subscriber such other documents relating to the transactions contemplated by this Agreement as such Subscriber or its counsel may reasonably request.

(x) The Company shall have received the full subscription price for the New Ordinary Shares and the Warrants subscribed for pursuant to the Other Subscription Agreements, which shall be no less than $17,637,453, in each case, at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Subscriber on or before five (5) Business Days from the date hereof due to the Company’s or such Subscriber’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile (or other electronic form of) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile (or other electronic form of) signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Subscribers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Securities representing at least a majority of the amount of the Securities, or, if prior to the Closing Date, the Subscribers listed on the Schedule of Subscribers as being obligated to subscribe at least a majority of the amount of the Securities. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. The Company has not, directly or indirectly, made any agreements with any Subscribers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Subscriber has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Quotient Limited

Elizabeth House

9 Castle Street

St Helier

JE2 3RT

Jersey, Channel Islands

Telephone: +44 131 445 6159

Facsimile: +44 153 4700 007

Attention: Paul Cowan

with a copy (for informational purposes only) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Alejandro E. Camacho and Per B. Chilstrom

Facsimile: 212-878-8375

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Telephone: 212-845-3277

Facsimile: 212-616-7615

Attention: Henry Farrell

If to a Subscriber, to its address and facsimile number set forth on the Schedule of Subscribers, with copies to such Subscriber’s representatives as set forth on the Schedule of Subscribers and to such other address and/or facsimile number and/or to the attention of such other Person as the Subscriber has specified by written notice given to the Company five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder. A Subscriber shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, in which event such assignee shall be deemed to be a Subscriber hereunder with respect to such assigned rights and obligations.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the Agent may rely upon the representations and warranties contained in Sections 2 and 3 hereof.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Subscribers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Subscriber shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Subscriber’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Subscriber, the directors, officers, members, partners, employees, agents and representatives thereof, and each Person, if any, who controls any Subscriber within the meaning of the 1933 Act or the 1934 Act (collectively, the “Indemnitees”), from and against any and all actions, causes of action, suits, claims, losses, reasonable costs, penalties, reasonable fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to any untrue statement of a material fact in the SEC Documents or any Supplemental Disclosure Document or any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations of the parties under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Subscriber shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such Subscribers have been granted at any time under any other agreement or contract and all of the rights which such Subscribers have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Subscribers, or any of them. The Company therefore agrees that any Subscriber shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then at any time prior to performance by the Company of such obligation such Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Subscribers hereunder or pursuant to any of the other Transaction Documents or the Subscribers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Subscribers’ Obligations and Rights. The obligations of each Subscriber under any Transaction Document are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as, and the Company acknowledges that the Subscribers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Subscribers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Subscriber confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

(q) Exculpation of the Agent. Each party acknowledges that it has read the notice available at http://www.jefferies.com/CMSFiles/Jefferies.com/files/Reg%20A%20and%20D%20Disclosure%207_2014(1).pdf and hereto agrees for the express benefit of each of the Agent, its affiliates and its representatives that:

(i) Neither Jefferies LLC (as the Agent) nor any of its affiliates or any of its representatives (1) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated as of November 3, 2014, among the Company and Jefferies LLC (the “Engagement Letter”); (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

(ii) Each of the Agent, its affiliates and its representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Agent hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

[Signature Page Follows]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:

QUOTIENT LIMITED

By:	/s/ D.J.P.E. Cowan
	Name:	D.J.P.E. Cowan
	Title:	Chairman & CEO

[Subscription Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Subscription Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

VISIUM BALANCED MASTER FUND, LTD.

By:	Visium Asset Management, LP
Its:	Investment Manager

By:	/s/ Mark Gottlieb
	Name:	Mark Gottlieb
	Title:	Authorized Signatory

[Subscription Agreement

Signature Page]

SCHEDULE OF SUBSCRIBERS

(1)	(2)	(3)	(4)	(5)	(6)
Subscriber	Address and Facsimile Number	Number of New Ordinary Shares	Number of Warrants	Subscription Price	Legal Representative’s Address and Facsimile Number
Visium Balanced Master Fund, Ltd.		143,426	850,000	$9,429,047

ANNEX A – ADDITIONAL REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties. The Company represents and warrants to each of the Subscribers that (capitalized terms used in this Annex A without definition have the meanings ascribed to them in the Subscription Agreement to which this Annex A relates (the “Subscription Agreement”)):

(a) as of the date of the Subscription Agreement, the Company has an authorized and outstanding capitalization as set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 (the “Q214 10-Q”), and, as of the Closing Date, the Company shall have an authorized and outstanding capitalization as set forth in the Q214 10-Q (subject, in each case, to the issuance of Ordinary Shares upon exercise of share options and warrants disclosed as outstanding in the SEC Documents (excluding the exhibits thereto), the grant of options, shares or other awards under incentive compensation plans described in the SEC Documents (excluding the exhibits thereto), the subscription of Securities hereunder, and the subscription of New Ordinary Shares pursuant to the Other Subscription Agreements); all of the issued and outstanding shares in the capital, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the certificate of incorporation (or certificate of incorporation on change of name) of the Company and the articles of association of the Company, each in the form filed with the SEC, have been heretofore duly authorized and approved in accordance with the laws of Jersey and are effective and in full force and effect;

(b) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Jersey, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the SEC Documents;

(c) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated by the Subscription Agreement (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(d) the Company has no subsidiaries (as defined under the 1933 Act) other than QBD (QSIP) Limited, a company formed under the laws of Jersey, Quotient Biodiagnostics, Inc., a Delaware corporation, Alba Bioscience Limited, a company formed under the laws of Scotland, and Quotient Suisse SA, a company formed under the laws of Switzerland (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding share capital or capital stock (as applicable) of each of the Subsidiaries; other than the share capital or capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares in the capital, shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its respective jurisdiction of incorporation or formation, with full power and authority, corporate or otherwise, to own, lease and operate its properties and to conduct its business as described in the SEC Documents; each Subsidiary is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares in the capital or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as disclosed in the SEC Documents, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares in the capital, shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(e) the share capital of the Company, including the Securities, conforms in all material respects to each description thereof, if any, contained in the SEC Documents; and the certificates for the New Ordinary Shares are in due and proper form;

(f) there is no franchise, contract or other document of a character required to be described in the SEC Documents, or to be filed as an exhibit thereto, which is not described or filed as required;

(g) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective certificate of incorporation or certificate of incorporation on name change or articles of association, charter or bylaws or other applicable organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Principal Market), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C) or (D), where such breach, violation, default, event or right would not, individually or in the aggregate, have a Material Adverse Effect;

(h) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have or have obtained such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(i) none of the Company or any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Jersey, Scotland or Switzerland;

(j) Except as except as described in the SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Principal Market), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(k) the financial statements included in the SEC Documents, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in all material respects in compliance with the requirements of the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and accounting data of the Company contained in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements or the books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the SEC Documents that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures, if any, contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable;

(l) except as disclosed in the SEC Documents (excluding the exhibits thereto), each share option granted under any share option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of the applicable class of share in the capital or capital stock of the Company or such Subsidiary on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating,” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors (or a duly authorized committee thereof or an officer of the Company or such Subsidiary duly authorized by the Board of Directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the SEC;

(m) Except as disclosed in the SEC Documents, subsequent to the respective dates as of which information is given in the SEC Documents, in each case excluding any amendments to the foregoing made after the execution of the Subscription Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the share capital, capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital or capital stock of the Company or any Subsidiary;

(n) neither the Company nor any Subsidiary is required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor will they be after giving effect to the offering and sale of the New Ordinary Shares and the Warrants and the application of the proceeds thereof;

(o) based on the projected composition of the Company’s income and fair market value of its assets, the Company does not expect to be a “passive foreign investment company” (as defined in Section 1297 of the Internal Revenue Code and the regulations promulgated thereunder) for its taxable year ended March 31, 2014 and the foreseeable future;

(p) except as disclosed in the SEC Documents, the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 1(p), Intellectual Property (as defined below)) described in the SEC Documents as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except for such liens, claims, security interests or encumbrances as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary; all the property described in the SEC Documents as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”);

(q) except as disclosed in the SEC Documents, the Company and the Subsidiaries own the inventions, patent applications, patents, trademarks (both registered and unregistered),

tradenames, service names, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) described in the SEC Documents as being owned by them and own or have obtained valid and enforceable licenses for, or other rights to use all Intellectual Property (except that the enforcement thereof may be subject to the Enforceability Exceptions) used in and necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the SEC Documents as under development) (collectively, “Company Intellectual Property”); to the Company’s knowledge, (i) there are no third parties who have or will be able to establish rights to any Company Intellectual Property that is described in the SEC Documents as owned or purported to be owned by the Company or any of the Subsidiaries, except for, and to the extent of, the ownership rights of any co-owners of such Company Intellectual Property that are disclosed in the SEC Documents (excluding the exhibits thereto); (ii) there is no infringement by misappropriation or other violation by any third parties of any Company Intellectual Property owned by or exclusively licensed to the Company or any of the Subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) neither the Company nor any Subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) neither the Company nor any Subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates, or could, upon the commercialization of any product or service described in the SEC Documents as under development, infringe, misappropriate or violate any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the material terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge there is no patent or patent application that contains claims that interfere with the issued or pending claims of any patents included in the Company Intellectual Property owned by or exclusively licensed to the Company or any of the Subsidiaries; (viii) the products described in the SEC Documents as under development by the Company or the Subsidiaries fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary; (ix) all patents and patent applications owned by and, to the Company’s knowledge, exclusively licensed to the Company and any Subsidiary have been duly and properly filed and maintained and the Company and the Subsidiaries and, to the Company’s knowledge, the applicable licensor have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “PTO”) or other applicable patent office with respect to all patent applications owned by or exclusively licensed to the Company or any of the Subsidiaries and included in the Company Intellectual Property and filed with the PTO or other applicable patent office; (x) the Company and the Subsidiaries have taken all steps reasonably necessary to secure their respective interest in the Company Intellectual Property owned or purported to be owned by the Company or any of the Subsidiaries, including obtaining all necessary assignments from its employees, consultants and contractors pursuant to a written agreement; (xi) the Company and the Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets included in any Intellectual Property, and no such Company Intellectual Property has been disclosed other than to employees, representatives, independent contractors, collaborators, licensors, licensees, agents and advisors of the Company and the Subsidiaries who are legally bound to a duty of confidentiality; (xii) the Company and the Subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in the SEC Documents that are not so described therein; (xiii) all conditions stated in any license agreement under which Company Intellectual Property is exclusively licensed to the Company or any Subsidiary that are required to be satisfied in order for the Company to retain exclusive rights have been timely satisfied; (xiv) to the Company’s knowledge, the issued patents owned by or exclusively licensed to the Company or any of the Subsidiaries are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application owned by the Company or any of the Subsidiaries; and (xv) except as disclosed in the SEC Documents, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Company Intellectual Property;

(r) except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any similar foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (iii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iv) there has been no violation of any applicable federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, or the rules and regulations promulgated thereunder, or any similar applicable foreign law, rule or regulation, concerning the employees of the Company or any of the Subsidiaries;

(s) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(t) all material tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(u) At no time in the past six years has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur material liability under Section 4063 or 4064 of ERISA. No “welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and except, on a case by case basis, limited extensions of health insurance benefits to former employees receiving severance payments from the Company. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred and no condition exists that would subject the Company to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit

Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary to the extent required by applicable law; the Company does not have any obligations under any collective bargaining agreement with any union. As used in this Annex A, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future direct or contingent obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as determined pursuant to Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States;

(v) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date of the Subscription Agreement and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has any reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect;

(w) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the SEC Documents, or referred to or described in, or filed as an exhibit to, the SEC Documents, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, by any other party to any such contract or agreement;

(x) the Company and each of the Subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(y) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the 1933 Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the SEC Documents (excluding the exhibits thereto); since the end of the Company’s most recent audited fiscal year, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and the Company has taken all necessary actions to ensure that the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(z) each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the SEC Documents has been made or reaffirmed with a reasonable basis and in good faith;

(aa) all statistical or market-related data included in the SEC Documents (other than that discussed in Section 1(k) of this Annex A) are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery laws, rules, or regulations of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries, is aware of any such action, directly or indirectly, having been taken on behalf of the Company or any of the Subsidiaries; and the Company and the Subsidiaries and, to the knowledge of the Company, their respective affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(cc) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or intergovernmental group or organization, or any executive order, directive or regulation pursuant to the authority of the foregoing or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(dd) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the United States Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), or located, organized or residing in a country or territory that is the subject of Sanctions; the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated by the Subscription Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any Sanctions administered or enforced by such authorities; for the past five years, neither the Company or any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; none of the Company, any Subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, affiliate, joint venture partner or other person associated with or acting on behalf of the Company or any of its Subsidiaries (other than the Underwriters, as to which no representation or warranty is made) has engaged in activities sanctionable under the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act of 2012, the National Defense Authorization Act for the Fiscal Year 2012, the National Defense Authorization Act for the Fiscal Year 2013, Executive Order Nos. 13628, 13622, and 13608, or any other U.S. economic sanctions relating to Iran (collectively, the “Iran Sanctions”), and neither the Company nor any Subsidiary will engage in any activities or business that would subject it to sanction under the Iran Sanctions;

(ee) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except, in each case, as described in the SEC Documents (excluding the exhibits thereto);

(ff) (i) All dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Jersey, be paid in United States Dollars that (subject to any applicable Sanctions) may be freely transferred out of Jersey; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Jersey; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Jersey), withholding or deduction in Jersey and (subject to any applicable Sanctions) without the necessity of obtaining any consent, approval, authorization or order in Jersey;

(gg) each of the Company and its Subsidiaries have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (“FDA”), the United States Department of Health and Human Services (“HHS”), the European Medicines Agency (“EMA”) or any other state, federal or foreign agencies or bodies engaged in the regulation of medical devices (including diagnostic products), biological products, drugs or biohazardous materials (collectively, the “Regulatory Agencies”), and the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit, except for notices which would not, individually or in the aggregate, have a Material Adverse Effect;

(hh) the feasibility studies that are described in, or the results thereof which are referred to in, the SEC Documents were conducted in all material respects in accordance with standard accepted medical and scientific research procedures; each description of the results of such studies contained in the SEC Documents is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and the Subsidiaries have no knowledge of any other studies or tests or trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Documents;

(ii) the Company and its Subsidiaries and, to the Company’s knowledge, the Company’s and its Subsidiaries’ respective directors, officers, employees, and agents (while acting in such capacity) are, and at all times prior hereto were, in material compliance with, all health care laws applicable to the Company, any of its subsidiaries or any of its or their products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other state, federal or foreign law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes legally binding requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of drugs, biological products and/or medical devices (including diagnostic products), kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”) except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, the EMEA, the United States Federal Trade Commission, the United States Drug Enforcement Administration (“DEA”), the Centers for Medicare & Medicaid Services, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company or any of its subsidiaries under any Health Care Laws;

(jj) the manufacture by or on behalf of the Company or any of its Subsidiaries of the Company’s and any Subsidiary’s respective products is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 C.F.R. Parts 210, 211, 600 through 680, and 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States;

(kk) the Company and its Subsidiaries are complying in all material respects with all applicable regulatory post-market reporting obligations, including, without limitation, the FDA’s adverse event reporting requirements at 21 C.F.R. Parts 310, 314, 600, and 803, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States;

(ll) except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has had any product, clinical laboratory or manufacturing site (whether Company-owned or owned by any of its Subsidiaries or a third party manufacturer for the Company’s or its Subsidiaries’ respective products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s or any of its Subsidiaries’ respective products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action;

(mm) except as disclosed in the SEC Documents, there have been no material recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance with respect to the Company’s or any of its Subsidiaries’ respective products (“Safety Notices”); to the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a Safety Notice with respect to the Company’s or any of its Subsidiaries’ respective products or services, (ii) a material change in labeling of any the Company’s or any of its Subsidiaries’ respective products or services, or (iii) a material termination or suspension of marketing or testing of any of the Company’s or any of its Subsidiaries’ respective products or services;

(nn) the Company has not knowingly made any false statements on, or material omissions from, any applications, approvals, reports or other submissions to any Regulatory Agency, or in or from any other records and documentation prepared or maintained to comply with the requirements of any Regulatory Agency relating to the Company’s or any of its Subsidiaries’ respective products. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar state or foreign law or regulation or (b) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign law or regulation, and none of the Company or any such person has been so debarred or excluded;

(oo) neither the Company nor any of its Subsidiaries has any securities that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the 1934 Act).

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Company Counsel Opinion

Exhibit C

Form of Jersey Counsel Opinion